                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 16, 2004
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                        Generex Biotechnology Corporation
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             (Exact name of registrant as specified in its charter)



                  Delaware              000-25169         82-049021
       ----------------------------- --------------- --------------------
       (State or other jurisdiction    (Commission      (IRS Employer
              of Incorporation)        File Number)   Identification No.)



          33 Harbor Square, Suite 202, Toronto, Ontario Canada M5J 2G2
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               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 416/364-2551
         ---------------------------------------------------------------



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)





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Item 5. Other Events

On March 17, 2004, Generex Biotechnology Corporation (the "Company") announced that its Board of Directors, including all of the independent directors, elected Brian T. McGee as a member of the Board of Directors of the Company on March 16, 2004. Mr. McGee, a partner of Zeifman & Company, LLP ("Zeifman"), fills a vacancy on the Board of Directors resulting from Dr. Modi's resignation from the Board of Directors on January 29, 2004.

Mr. McGee has been a partner of Zeifman since 1995. Mr. McGee began working at Zeifman shortly after receiving a B.A. degree in Commerce from the University of Toronto in 1985. Zeifman is a Chartered Accounting firm based in Toronto, Ontario. A significant element of Zeifman's business is public corporation accounting and auditing. Mr. McGee is a Chartered Accountant. Throughout his career, Mr. McGee has focused on, among other areas, public corporation accounting and auditing. In 1992, Mr. McGee completed courses focused on International Taxation and Corporation Reorganizations at the Canadian Institute of Chartered Accountants and in 2003, Mr. McGee completed corporate governance courses on compensation and audit committees at Harvard Business School.

As a result of Mr. McGee's appointment to the Company's Board of Directors, a majority of the Company's directors are independent directors, as such term is defined under NASDAQ Rule 4200(a)(15). The Board of Directors of the Company has not made a final determination of the composition of each of its committees, but with the addition of Mr. McGee, as well as Ms. Allport-Settle on February 6, 2004, the Company has a sufficient number of independent directors so that each of the Board's standing committees will have at least 3 independent directors.








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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  GENEREX BIOTECHNOLOGY CORPORATION



Dated: March 22, 2004                 By: /s/ Rose C. Perri
                                         ---------------------------------------
                                         Rose C. Perri, Chief Operating Officer
                                         (principal financial officer)


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